                                                                    EXHIBIT 99.1



                              Independent Auditor's Report
                              ----------------------------




The Board of Directors
Atgen Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Atgen Holdings, Inc. and Subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atgen Holdings, Inc. and Subsidiaries at January 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                 PANNELL KERR FORSTER PC




New York, N.Y.
April 30, 1997

                        ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                            Consolidated Balance Sheet


                                       Assets

                                                                                     January 31
                                                                July 31,    -------------------------------
                                                                  1997           1997            1996
                                                             ------------   --------------  ---------------
                                                             (Unaudited)

Current assets
     Cash                                                    $   426,258      $   572,345     $  1,121,820
     Restricted cash (notes 6 and 7)                              14,100          317,109           19,287
     Accounts receivable (net of allowance for
      doubtful accounts of $113,513 and $93,162
      in 1997 and 1996, respectively)                          3,891,796        2,921,612        2,702,887
     Due from affiliates (note 5)                                     -           192,909          318,971
     Income tax receivable                                            -             3,284           14,338
     Inventories (note 2)                                        423,853          445,231          401,118
     Prepaid expenses                                            747,496          394,045          460,352
                                                             -----------    --------------  ---------------
               Total current assets                            5,503,503        4,846,535        5,038,773
                                                             -----------    --------------  ---------------


Property and equipment (note 2)
     Land                                                     10,918,364       10,918,364        10,918,364
     Buildings and improvements                               59,119,521       59,094,735        56,087,296
     Furniture, fixtures and equipment                        25,086,899       24,634,478        20,875,548
     Construction-in-progress                                  3,802,466        1,886,214         1,774,542
                                                             -----------    --------------  ---------------
                                                              98,927,250       96,533,791        89,655,750
          Less accumulated depreciation                       26,977,497       24,450,437        20,537,208
                                                             -----------    --------------  ---------------
                                                              71,949,753       72,083,354        69,118,542
                                                             -----------    --------------  ---------------

Other assets (note 2)
    Deposits                                                     106,798           29,614            52,678
    Deferred loan costs                                          204,873          204,873            71,250
    Organization costs                                            60,943           70,945           101,924
    Goodwill                                                       1,525            1,525             1,643
    Other                                                        456,452           73,819            69,169
                                                             -----------    --------------  ---------------
                                                                 830,591          380,776           296,664
                                                             -----------    --------------  ---------------
          Total assets                                      $ 76,283,847     $ 77,310,665     $  74,453,979
                                                             -----------    --------------  ---------------




See notes to consolidated financial statements

                        Liabilities and Stockholder's (Deficit)

                                                                                January 31
                                                            July 31,    --------------------------
                                                              1997          1997          1996
                                                          ------------  ------------  ------------
                                                           (Unaudited)
Current liabilities
  Cash overdraft........................................  $    180,600  $    297,771  $     22,487
  Accounts payable......................................     2,254,171     2,091,885     2,159,189
  Taxes payable and accrued.............................     1,210,028       162,518        85,351
  Accrued expenses......................................     1,879,202     3,141,142     2,899,295
  Advance deposits......................................       338,064       718,454       635,368
  Other.................................................        10,744        67,392        31,679
  Current portion of notes payable (note 7).............     1,455,598     1,480,127     1,698,146
                                                          ------------  ------------  ------------
        Total current liabilities.......................     7,328,407     7,959,289     7,531,515

Notes payable, net of current portion (note 7)..........    12,015,706    12,587,593    10,297,720

Other liabilities.......................................        --           236,691        21,269

Due to parent (note 5)..................................    73,829,082    73,284,082    72,709,082
                                                          ------------  ------------  ------------

        Total liabilities...............................    93,173,195    94,067,655    90,559,586
                                                          ------------  ------------  ------------

Stockholder's (deficit)
  Capital stock - authorized 10,000 shares, issued
    and outstanding 1,000 shares at $.01 par............            10            10            10
  Additional paid-in capital............................        19,990        19,990        19,990
                                                          ------------  ------------  ------------
                                                                20,000        20,000        20,000
                                                          ------------  ------------  ------------
  Accumulated (deficit)
    Balance - beginning of year.........................   (16,776,990)  (16,125,607)  (14,517,586)
    Net income (loss) for the year......................     1,867,642      (651,383)   (1,608,021)
                                                          ------------  ------------  ------------
    Balance - end of year...............................   (14,909,348)  (16,776,990)  (16,125,607)
                                                          ------------  ------------  ------------
        Total stockholder's (deficit)...................   (14,889,348)  (16,756,990)  (16,105,607)
                                                          ------------  ------------  ------------
        Total liabilities and stockholder's (deficit)...  $ 78,283,847  $ 77,310,665  $ 74,453,979
                                                          ------------  ------------  ------------

                      ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                       Consolidated Statement of Operations


                                      Six Months              Year Ended
                                        Ended                 January 31
                                       July 31,      ---------------------------
                                         1997            1997           1996
                                     -------------   -------------  ------------
                                      (Unaudited)
Revenues
  Rooms                              $ 18,152,849    $ 32,833,403   $31,089,320
  Food                                  7,679,373      14,431,447    14,137,932
  Beverage                                622,357       1,155,367     1,220,816
  Telephone                               689,796       1,279,224     1,359,760
  Rentals (note 8)                        164,119         528,797       583,103
  Interest income                          22,065          10,608         1,538
  Management fees (note 5)                   -             20,953       110,304
  Miscellaneous operating revenue         535,408         949,416       830,121
  Other income                             43,792         259,420       140,651
                                     -------------   -------------  ------------
       Total revenues                  27,909,759      51,468,835    49,473,545
                                     -------------   -------------  ------------

Costs and expenses
  Rooms                                 4,572,824       9,094,745     8,865,679
  Food and beverage                     6,754,328      13,075,371    13,470,369
  Telephone                               396,964         768,598       803,821
  Other operating expenses                484,311         837,026       768,845
  General and administrative            3,689,327       8,124,662     8,275,505
  Marketing                             2,426,435       4,698,340     4,550,030
  Human resources                         777,649       1,000,987     1,035,150
  Loss on sales of equipment                 -            562,227        41,276
  Property operation, maintenance and
    energy                              2,997,165       5,961,487     5,926,191
  Insurance, rent and taxes               825,291       1,471,345     1,434,597
  Interest expense                        580,761       1,463,343     1,071,210
  Depreciation and amortization         2,537,062       5,061,887     4,838,893
                                     -------------   -------------  ------------
       Total costs and expenses        26,042,117      52,120,018    51,081,566
                                     -------------   -------------  ------------
       Net income (loss)             $  1,867,642    $   (651,383)  $(1,608,021)
                                     -------------   -------------  ------------




See notes to consolidated financial statements

                            ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                             Consolidated Statement of Cash Flows



                                                           Six Months                Year Ended
                                                             Ended                   January 31
                                                            July 31,          ------------------------------
                                                              1997               1997               1996
                                                           -----------        -----------        -----------
                                                           (Unaudited)
Cash flows from operating activities
   Net income (loss)                                        $ 1,867,642        $ (651,383)       $ (1,608,021)
   Adjustments to reconcile net income (loss) to
    net cash provided by operating activities
      Depreciation and amortization                           2,537,062         5,061,887           4,838,893
      Loss on sales of equipment                                   -              562,227              41,276
      Changes in certain other accounts
         Deposits                                               (77,184)           23,064             (35,163)
         Accounts receivable                                   (970,184)         (218,725)           (188,447)
         Inventories                                             21,378           (44,113)            (69,695)
         Prepaid expenses                                      (353,451)           66,307            (124,103)
         Other assets                                          (382,634)           (4,650)            (32,843)
         Accounts payable                                       162,286           (67,304)           (545,534)
         Accrued expenses                                    (1,261,940)          247,034            (318,260)
         Taxes payable and accrued                            1,047,510            77,167             (44,813)
         Advance deposits                                      (380,390)           83,086              66,720
         Income tax receivable                                    3,284            11,054              18,129
         Due from affiliates                                    192,909           126,062             112,083
                                                            -----------       -----------        ------------
            Net cash provided by operating activities         2,406,288         5,271,713           2,110,222
                                                            -----------       -----------        ------------

Cash flows from investing activities
   Purchase of property and equipment                        (2,135,060)       (8,160,556)         (5,302,700)
   Proceeds from sales of equipment                                  -                107               4,570
   Purchase of subsidiary stock                                      -                 -             (200,000)
   Organization costs                                                -                 -              (44,276)
   Release of escrow loan to parent company                          -                 -              516,404
                                                            -----------       -----------        ------------
              Net cash (used) by investing activities        (2,135,060)       (8,160,449)         (5,026,002)
                                                            -----------       -----------        ------------
Cash flows from financing activities
   Change in bank overdraft                                    (117,171)          275,284               2,727
   Payments of other liabilities                               (293,339)          (64,218)            (90,599)
   Advances from parent company                                 545,000           575,000           2,997,000
   Proceeds from notes payable                                       -         16,400,000           1,600,000
   Principal payments on notes payable                         (854,814)      (14,328,146)         (1,096,204)
   Payment of deferred loan costs                                    -           (215,650)            (75,000)
   Increases in restricted cash                                 303,009          (303,009)                 -
                                                            -----------       -----------        ------------
                Net cash provided by financing activities      (417,315)        2,339,261           3,337,924
                                                            -----------       -----------        ------------
                Net increase (decrease) in cash                (146,087)         (549,475)            422,144
Cash at beginning of year                                       572,345         1,121,820             699,676
                                                            -----------       -----------        ------------
Cash at end of year                                          $  426,258       $   572,345        $  1,121,820
                                                            -----------       -----------        ------------
Supplemental disclosure of cash flow information
   Cash paid during the year for income taxes                $       -        $    15,035        $     27,625
                                                            -----------       -----------        ------------
   Cash paid during the year for interest                    $  580,761       $ 1,197,703        $  1,060,178
                                                            -----------       -----------        ------------
Supplemental disclosure of noncash investing activities
   Two subsidiaries purchased equipment under capital
   lease obligations for $258,399 (unaudited), $315,353
   and $36,339 in the six month period ended July 31,
   1997 and the years ended January 31, 1997 and
   1996, respectively.

See notes to consolidated financial statements

                     ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements
                          July 31, 1997 (Unaudited)


Note 1 - Summary of significant accounting policies and organization

Organization

Atgen Holdings, Inc. (the Company) was formed on September 25, 1989. The Company is a wholly-owned subsidiary of General Atlantic Corporation (the Parent). Six of the Company's wholly-owned subsidiaries own and operate hotels located in Texas, Oklahoma and Kentucky. Another subsidiary provides management services to these hotels.

Principles of consolidation

The Company has the following wholly owned subsidiaries:

                              Southeast Texas Hotels Corp.
                              West Texas Hotels, Inc.
                              ATX Hotels, Inc.
                              The Seelbach Louisville, Inc.
                              Farmers Branch Hotels Corp.
                              Central Oklahoma Hotels Corp.
                              Medallion Hotels, Inc.

In the preparation of the consolidated financial statements, all significant intercompany transactions have been eliminated.

Note 2 - Summary of significant accounting policies

Basis of presentation

The Company prepares its financial statements in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim unaudited financial information

The accompanying interim consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and generally accepted accounting principles applicable to interim financial statements. In the opinion of management all adjustments and eliminations, consisting only of normal recurring adjustments necessary to present the Company's consolidated fairly financial position and the results of operations and cash flows for the six month period ended July 31, 1997 have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the assets as follows;

           Buildings and improvements               15 to 39 years
           Furniture, fixtures and equipment             3-7 years

                        ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                               July 31, 1997 (Unaudited)

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

Concentration of risk

The Company and some of the subsidiaries maintain cash accounts with major banks whose amounts exceed the insured limit of $100,000. The term of these deposits are on demand to minimize risk. The Company and its subsidiaries have not incurred any losses related to these deposits.

Organization costs

Two of the hotels incurred organization costs totaling approximately $155,600. These costs are being amortized using the straight-line method over 5 years. Accumulated amortization amounted to $93,951 (unaudited), $83,949 and $52,970 at July 31, 1997, January 31, 1997 and 1996, respectively.

Deferred loan costs

Fees incurred in connection with obtaining the note payable are being amortized using the straight-line basis over the term of the note.

Reclassification

Certain accounts in 1996 have been reclassified to conform with the 1997 financial statement presentation.

Note 3 - Income taxes

The Company is included in the consolidated Federal Income tax return of its Parent. The allocation of consolidated income tax to the Company is based on the tax expense or benefit that would be provided if the Company were not a member of a controlled group of companies. Accordingly, Federal income taxes are payable to or receivable from the parent rather than the Federal Government. The Company has available net operating loss carryforwards of approximately $9,353,000 at January 31, 1997 which expire in fiscal years ended 2005 through 2012.

The Company recognizes deferred tax assets and liabilities for the expected future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

The composition of the deferred tax asset and the related tax effects is as follows:

                                                              January 31
                                            July 31     -----------------------
                                             1997          1997          1996
                                         -------------  ---------      --------
                                          (Unaudited)
Deferred tax asset resulting from net
  operating loss carryforwards.........   $3,838,116    $3,836,116   $3,647,743
Valuation allowance....................   (3,838,116)   (3,838,116)  (3,647,743)
                                          ----------    ----------   ----------
           Net deferred tax asset......   $        -    $        -   $        -
                                          ----------    ----------   ----------
                                          ----------    ----------   ----------


                        ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                               July 31, 1997 (Unaudited)

Changes in the valuation allowance account applicable to deferred tax assets are as follows:

                                                              January 31
                                            July 31     -----------------------
                                             1997          1997          1996
                                         -------------  ---------      --------
                                          (Unaudited)
Valuation allowance - beginning of
  period..............................    $3,838,116    $3,647,743   $3,154,087
Increase during the period............             -       190,373      493,656
                                          ----------    ----------   ----------
Valuation allowance - end of period...    $3,838,116    $3,838,116   $3,647,743
                                          ----------    ----------   ----------


The Company has recorded a valuation allowance to offset the deferred tax assets which may not be realized due to continuing operating losses.

Note 4 - Commitments

Franchise and license agreements

The Company, through two of its subsidiaries, has entered into franchise agreements with Hilton Inns, Inc. The agreements provide for royalty fees of up to 5% and 4% of gross room revenues. Franchise fee expense for the six month period ended July 31, 1997 and the years ended January 31, 1997 and 1996 amounted to $211,073 (unaudited), $389,951 and $390,207, respectively.

One of the subsidiaries also has a franchise license agreement with Super 8 Motels, Inc. for part of its hotel property. The agreement provides for royalty fees of 4% of gross room revenues, and advertising fees of 2% of gross room revenues. The total franchise expense for the six month period ended July 31, 1997 and the years ended January 31, 1997 and 1996 amounted to $23,871 (unaudited), $61,833 and $66,694, respectively.

Barter agreement

During the fiscal year ended January 31, 1996, one of the subsidiaries entered into an barter agreement with a customer whereby the subsidiary agreed to cover the cost of the customer's annual convention at its hotel. In exchange the customer agreed to cover the cost of purchasing a portion of the subsidiary's fixed asset additions and repairs and maintenance. The value of the barter agreement amounted to $46,000.

During the fiscal year ended January 31, 1997, the subsidiary paid for the total cost of the customer's convention and incurred additional fees which were added to the amount of the barter. The subsidiary did not purchase significant fixed asset additions or incur significant repairs and maintenance expenses for which the customer would cover the cost. These transactions resulted in a net barter receivable from the customer of $81,000 at January 31, 1997.

Purchase commitment

As of January 31, 1997, two of the subsidiaries have entered into commitments for capital improvements of approximately $1,215,000.

Note 5 - Related party transactions

Funds advanced to the subsidiaries from the Parent and amounts due from affiliates are noninterest-bearing and have no specific due date.

                   ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                      July 31, 1997 (Unaudited)

Sublease agreements exist whereby the Beverage Corp., an affiliated entity, leases hotel liquor sales outlets from four of the Company's subsidiaries for a percentage of liquor sales revenues. Rent earned under these agreements for the six month period ended July 31, 1997 and the years ended January 31, 1997 and 1996 amounted to $44,090 (unaudited) $247,042 and $223,800, respectively.

A subsidiary entered into an office rental agreement on a month-to-month basis with the Parent. The rental agreement provides for monthly rent of $5,000, which includes utilities.

Note 6-Self-Insurance

The Company offers a self-insured medical and dental plan to its employees of the hotels. The policy is obtained through the management company subsidiary. The Company is liable for insurance claims up to $50,000 per participant per year. An insurance carrier provides coverage for individual claims in excess of $50,000 up to $1,000,000 which is the maximum lifetime coverage. Individual employees are responsible for any claims in excess of the $1,000,000 lifetime maximum. The hotels are billed for their share of premiums and claims by the management company subsidiary. The plan is not a funded plan and costs of the plan are charged against operations when incurred. A restricted cash account has been established to pay for submitted claims. The balance in the account amounted to $14,100 (unaudited) at July 31, 1997, $14,100 and $19,287 at
January 31, 1997 and 1996, respectively.

Note 7-Long-term debt

Notes payable

(a) The Company obtained a note payable amounting to $10,000,000 with Inter-Pacific Group, Inc. In July 1995, Inter-Pacific Group, Inc. assigned the note to Inter-Pacific Investment, Inc. The loan accrued interest annually at the prime rate plus 2% payable quarterly in arrears and was refinanced with a new lender on October 29, 1996 (see (d)).

(b) During fiscal 1995 one of the subsidiaries obtained an additional note with the Kentucky Economic Development Finance Authority in the amount of $500,000. The note requires monthly payments of $8,764 applied first to interest at 2% per annum and the balance to the reduction of principal. The note is secured by a letter of credit for 105% of the outstanding principal balance and matures on December 22, 1999.

(c) During fiscal 1996, one of the subsidiaries obtained a revolving credit loan from a bank. The loan required monthly payments of interest only at prime with principal due at maturity on October 26, 1996. The loan, with an outstanding balance of $4,000,000, was refinanced with a new lender on October 29, 1996 (see (d)).

(d) On October 29, 1996, the Company obtained a $14,000,000 term loan from a third party lender. The loan requires monthly payments of principal of $115,000 and per annum interest calculated at the lender's Euro-Rate, as defined, plus 2.6% (7.17% at July 31, 1997). The note matures on November 1, 2001, at which time all outstanding and related accrued interest becomes due.

                        ATGEN HOLDINGS, INC. AND SUBSIDIARIES

                               July 31, 1997 (Unaudited)

As security for the loan, the Company has granted the lender a first and priority security interest in the issued and outstanding stock of The Seelbach Louisville, Inc., ATX Hotels, Inc., Farmers Branch Hotels Corp. and Medallion Hotels, Inc. As further security, the loan is guaranteed by a first and prior mortgage on the hotel properties and the assets of Seelbach, ATX, and Farmers Branch. The Company has also granted the lender a first and priority security interest in all loans receivable from the subsidiaries. Payment of all obligations to the Company by the guarantors and to the Parent by the Company have been subordinated.

The agreement requires the Company to maintain a replacement reserve escrow account which is to be funded quarterly to the extent of 6% of combined rooms revenues of Seelbach, ATX and Farmers Branch, net of actual expenditures for capital improvements for such quarter. The account is assigned to the lender as additional security for the loan and a minimum balance of $300,000 must be maintained. The balance in the account amounted to $0 (unaudited), $303,009 at July 31, 1977 and January 31, 1997, respectively.

Future minimum payments on notes payable for the next five years are as follows:

                           Year Ending
                           January 31
                           -----------

                              1998              $ 1,480,127
                              1999                1,482,148
                              2000                1,475,445
                              2001                1,380,000
                              2002                8,250,000
                                                -----------
                                                $14,067,720
                                                -----------

Note 8 - Operating leases

Two of the subsidiaries lease retail, restaurant and office space under leases which expire at various dates from March 31, 1997 through August 31, 2001. One of the subsidiaries also leases space to various tenants on a month-to-month basis. Certain leases contain renewal options.

Minimum future rental income to be received over the next five years is as follows:

                           Year Ending
                           January 31
                           -----------

                              1998              $   222,018
                              1999                  127,973
                              2000                  113,850
                              2001                  104,390
                              2002                   92,113
                                                -----------
                                                $   660,344
                                                -----------